EXHIBIT 23(b)

                      ARTHUR ANDERSEN & CO.







            Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, related to The Southern Company Outside Directors Stock Plan, of our reports dated February 16, 1994 on the financial statements of The Southern Company and the related financial statement schedules included in The Southern Company's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.

                                   /s/Arthur Andersen & Co.

                                   ARTHUR ANDERSEN & CO.



Atlanta, Georgia
July 1, 1994